Exhibit 99.1

BFC FINANCIAL CORPORATION AND BBX CAPITAL CORPORATION

ANNOUNCE DEADLINE FOR ELECTION OF FORM OF CONSIDERATION

FORT LAUDERDALE, Florida – December 5, 2016 – BFC Financial Corporation (“BFC”) (OTCQB: BFCF; BFCFB) and BBX Capital Corporation (“BBX Capital”) (NYSE: BBX) announced today that, assuming that the closing of the proposed merger between the companies occurs on the scheduled BBX Capital meeting date of December 15, 2016, the deadline for BBX Capital’s shareholders to elect the form of consideration they wish to receive in connection with the merger is 5:00 p.m., Eastern Time, on December 13, 2016. Accordingly, unless the extension deadline is extended (as described below), an election will be valid only if a properly completed and signed election form, together with all required documents and materials set forth in the election form and the instructions thereto, is received by Computershare Trust Company, N.A., the exchange agent for the merger, by 5:00 p.m., Eastern Time, on December 13, 2016. BBX Capital’s shareholders who hold their shares through a bank, broker or other nominee may be subject to an earlier deadline and should carefully read the instructions from their bank, broker or nominee regarding making elections for their shares. If the closing of the merger occurs after December 15, 2016, the election deadline will be similarly delayed to a subsequent date (which will be the second business day prior to the new closing date of the merger or such other time as mutually agreed by BFC and BBX Capital), and the companies will promptly announce any such delay and, when determined, the new election deadline.

As previously announced, pursuant to the merger agreement, BBX Capital’s shareholders (other than BFC and shareholders who exercise and perfect their appraisal rights in accordance with Florida law) will have the right to receive, in consideration for each share of BBX Capital’s Class A Common Stock they own at the effective time of the merger, at their election, $20.00 in cash, without interest, or 5.4 shares of BFC’s Class A Common Stock. BBX Capital’s shareholders may specify different elections for different shares of BBX Capital’s Class A Common Stock that they own, and therefore may elect to receive all stock consideration, all cash consideration, or a mix of stock and cash consideration in exchange for their shares. BBX Capital’s shareholders who do not make a valid election will be entitled to receive solely cash consideration in exchange for their shares if the merger is consummated.

The election deadline does not impact the deadline for BBX Capital’s shareholders to vote on the merger agreement, which will be considered at the special meeting of BBX Capital’s shareholders to be held on December 15, 2016. BBX Capital’s shareholders are encouraged to vote their shares if they have not already done so.

Additional Information and Where to Find it

In connection with the proposed merger, BFC filed with the SEC a Registration Statement on Form S-4 that includes a prospectus of BFC and a proxy statement of BBX Capital. The Registration Statement on Form S-4 was declared effective by the SEC on November 4, 2016.

On or about November 9, 2016, BBX Capital commenced mailing of the proxy statement/prospectus to its shareholders. BFC and BBX Capital may also file other documents with the SEC regarding the proposed merger. Investors and shareholders are advised to read the Registration Statement on Form S-4, the proxy statement/prospectus and any other documents filed with the SEC in connection with the proposed merger because they contain important information. Investors and shareholders may obtain a copy of the proxy statement/prospectus and other documents filed with the SEC containing information about BFC and BBX Capital free-of-charge from the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by BFC are available free-of-charge on BFC’s website at www.bfcfinancial.com, under the “Investor Relations” tab, or by written request to BFC Financial Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Investor Relations, or by phone at 954-940-4900. Copies of documents filed with the SEC by BBX Capital are available free-of-charge on BBX Capital’s website at www.bbxcapital.com, under the “Investor Relations” tab, or by written request to BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Investor Relations, or by phone at 954-940-4000.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Participants in the Solicitation

BFC, BBX Capital and certain of their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from BBX Capital’s shareholders in connection with the proposed merger. Information about the directors and executive officers of BFC and BBX Capital is set forth in the proxy statement/prospectus. In addition, information about the directors and executive officers of BFC is contained in BFC’s Definitive Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 28, 2016, and information about the directors and executive officers of BBX Capital is contained in BBX Capital’s Definitive Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2016. These documents can be obtained free-of-charge from the sources indicated above.

About BFC Financial Corporation:

BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include an 82% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation. BFC owns a 54% equity interest in Woodbridge, the parent company of Bluegreen. BBX Capital owns the remaining 46% equity interest in Woodbridge. As of September 30, 2016, BFC had total consolidated assets of $1.4 billion, shareholders’ equity attributable to BFC of $400.6 million, and total consolidated equity of $508.7 million. BFC’s book value per share at September 30, 2016 was $4.70.

About BBX Capital Corporation:

BBX Capital (NYSE: BBX) is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses. In addition, BBX Capital and its controlling shareholder, BFC Financial Corporation, have a 46% and 54% respective ownership interest in Bluegreen Corporation. As a result of their ownership interests, BBX Capital and BFC together own 100% of Bluegreen. As of September 30, 2016, BBX Capital had total consolidated assets of $407.2 million, shareholders’ equity attributable to BBX Capital of $356.1 million, and total consolidated equity of $358.0 million. BBX Capital’s book value per share at September 30, 2016 was $21.43.

About Bluegreen Corporation:

Founded in 1966 and headquartered in Boca Raton, FL, Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry and pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 200,000 owners, 66 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based services, including resort management services, financial services, and sales and marketing services, to or on behalf of third parties.

For further information, please visit our family of companies:

BFC Financial Corporation: www.BFCFinancial.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital: www.BBXCapital.com

BFC Financial and BBX Capital Contact Info:

Investor Relations:

Leo Hinkley

954-940-4994

Email: LHinkley@BFCFinancial.com

Media Contact:

Kip Hunter Marketing, 954-765-1329

Aimee Adler/ Jodi Goldstein

Email: aimee@kiphuntermarketing.com, jodi@kiphuntermarketing.com

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This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and involve substantial risks and uncertainties. These risks and uncertainties include, but are not limited to, those relating to the proposed merger described in this press release, including that the potential benefits of the merger may not be realized to the extent anticipated or at all, and that the conditions to closing the merger may not be satisfied or that the merger may not otherwise be consummated on the contemplated terms, when expected or at all. Reference is also made to the risks and uncertainties detailed in reports filed by BFC and BBX Capital with the SEC, including the “Risk Factors” sections thereof, which may be viewed on the SEC’s website at www.sec.gov. The companies caution that the foregoing factors are not exclusive.